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                                                                  EXHIBIT (i)(1)


BELL, BOYD & LLOYD LLC                        THREE FIRST NATIONAL PLAZA
                                              70 WEST MADISON STREET, SUITE 3100
                                              CHICAGO, ILLINOIS 60602-4207
                                              312 372-1121 FAX 312 372-2098


                                              OFFICES IN CHICAGO
                                              AND WASHINGTON, D.C.




                                  June 3, 2005




Calamos Investment Trust
1111 East Warrenville Road
Naperville, Illinois  60563-1497

Ladies and Gentlemen:

         As counsel for Calamos Investment Trust (the "Trust"), we consent to the incorporation by reference of (i) our opinion for the Trust's series designated Calamos Growth Fund, Calamos Blue Chip Fund, Calamos Value Fund (formerly known as Calamos Mid Cap Value Fund), Calamos Growth and Income Fund, Calamos Global Growth and Income Fund, Calamos High Yield Fund, Calamos Convertible Fund, and Calamos Market Neutral Fund, dated November 25, 2003, filed with the Trust's registration statement on Form N-1A on December 1, 2003 (Securities Act file no. 33-19228) and (ii) our opinion for the Trust's series designated Calamos International Growth Fund, dated December 29, 2004, filed with the Trust's registration statement on Form N-1A on December 29, 2004 (Securities Act file no. 33-19228).

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            // Bell, Boyd & Lloyd LLC